EXHIBIT 99.1

Enerpac Tool Group Reports Fourth Quarter and Full-Year Fiscal 2025 Results; Introduces Fiscal 2026 Outlook

Fiscal 2025 Continuing Operations Highlights*

  Net sales were $617 million, an increase of 4.6% year-over-year, with organic growth of 1.0%1, representing record revenue since the relaunch of Enerpac Tool Group in 2019.
  Operating margin was 21.6% and adjusted operating margin was 22.8%.
  Net earnings were $93 million and adjusted net earnings were $99 million, representing year-over-year increases of 13% and 4%, respectively.
  Diluted EPS was $1.70 and adjusted diluted EPS was $1.81, representing year-over-year increases of 13% and 5%, respectively.
  Adjusted EBITDA was $154 million, an increase of 4% year-over-year. Adjusted EBITDA margin was 24.9%.
  Cash from operations was $111 million, an increase of 37%.
  Returned $69 million to shareholders through the repurchase of 1.7 million shares.
  Board authorized a new $200 million share repurchase program on October 10, 2025.

Fourth Quarter Continuing Operations Highlights*

  Net sales were $167.5 million, a 5.5% increase compared to the prior year, with a 1.8% decrease in organic sales.1
  Operating profit margin was 23.8% and adjusted operating profit margin was 24.0%.
  Net earnings were $28.1 million, or $0.52 per diluted share. Adjusted net earnings were $27.9 million, or $0.52 per diluted share. Diluted earnings per share and adjusted diluted earnings per share increased 21% and 4%, respectively.
  Adjusted EBITDA was $44.5 million, an increase of 15% year-over-year. Adjusted EBITDA margin was 26.5%, an increase of 220 basis points.
  Returned $40 million to shareholders through the repurchase of 1.0 million shares.

*This press release contains financial measures in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) in addition to non-GAAP financial measures. Reconciliations of the non-GAAP financial measures to the comparable GAAP measures are presented in the tables accompanying this release.

MILWAUKEE, Oct. 15, 2025 (GLOBE NEWSWIRE) -- Enerpac Tool Group Corp. (NYSE: EPAC) (the “Company” or “Enerpac”) today announced results for its fiscal fourth quarter ended August 31, 2025.

“I am proud of the investments we have made and actions we have taken in fiscal 2025 to continue to enhance business operations and the power of the Enerpac brand,” said Paul Sternlieb, Enerpac Tool Group’s President & CEO. “In what remains a challenging macro-environment for the general industrial marketplace, the Company posted record revenue, maintained industry-leading margins, generated strong cash flow, and returned $71 million to investors through share repurchases and dividends while preserving an extremely strong balance sheet and financial flexibility. Moreover, the integration of the acquired DTA business is fully on track, with an excellent sales funnel as we cross-sell its technology to legacy Enerpac customers.”

Consolidated Results from Continuing Operations
(US$ in millions, except per share)
	Three Months Ended		Twelve Months Ended
	August 31, 2025	August 31, 2024	August 31, 2025	August 31, 2024
Net Sales	$167.5	$158.7	$616.9	$589.5
Net Earnings	28.1	23.4	92.7	82.2
Diluted EPS	0.52	0.43	1.70	1.50
Adjusted Diluted EPS	0.52	0.50	1.81	1.72
Adjusted EBITDA	44.5	38.6	153.6	147.5

Fiscal 2025 Consolidated Results from Continuing Operations Comparisons

Consolidated net sales were $616.9 million compared to $589.5 million in the prior-year period, an increase of 4.6%. On an organic basis, sales increased 1.0% year-over-year, driven by Industrial Tools & Services segment (IT&S) organic growth of 0.5% and 14.8% growth at Cortland Biomedical.

Net sales for IT&S increased 4.3%, driven by the acquisition of DTA and organic growth. On an organic basis, IT&S product revenue and service revenue increased 0.3% and 1.3%, respectively.

Gross profit margin declined 60 basis points year-over-year to 50.5% driven by service margins and the inclusion of DTA, partially offset by stronger margins at Heavy Lifting Technology (HLT) and Cortland Biomedical.

Selling, general and administrative expenses (SG&A) of $172.8 million decreased $3.2 million year-over-year. The decrease in SG&A expense was driven primarily by the absence of ASCEND-related charges in fiscal 2025. Adjusted SG&A expense, excluding ASCEND, restructuring, and M&A charges in both periods, increased $3.1 million to $165.5 million, but declined as a percentage of revenues as the Company continues to optimize SG&A efficiency.

Fiscal 2025 net earnings and diluted EPS were $92.7 million and $1.70 respectively, compared to $82.2 million and $1.50, respectively, in fiscal 2024.

Fiscal 2025 adjusted EBITDA was $153.6 million compared to $147.5 million in fiscal 2024, an increase of 4%. The adjusted EBITDA margin of 24.9% was roughly flat year-over-year.

Net cash provided by operating activities was $111.3 million in fiscal 2025, compared to $81.3 million in fiscal 2024. The increase in cash from operations was driven by improvements in working capital and higher net earnings. Capital expenditures for fiscal 2025 were $19.3 million, an increase of $7.9 million, primarily related to the build-out of the Company’s new global headquarters in downtown Milwaukee.

Fourth Quarter Fiscal 2025 Consolidated Results Comparisons

Consolidated net sales for the fourth quarter of fiscal 2025 were $167.5 million compared to $158.7 million in the prior-year period, an increase of 5.5%. On an organic basis, sales decreased 1.8% year-over-year, driven by IT&S organic decline of 2.2%, partially offset by 10.4% growth at Cortland Biomedical.

Net sales for the IT&S segment increased 5.4%, driven by the acquisition of DTA. On an organic basis, IT&S product revenue and service revenue declined 1.0% and 7.4%, respectively.

Gross profit margin returned to normalized levels at 50.1% in the fourth quarter as compared to 48.8% in the prior-year period. The fourth quarter of fiscal 2024 gross profit margin was negatively impacted by service and HLT.

SG&A of $42.1 million decreased $4.5 million year-over-year. SG&A expense in the year-ago period included restructuring charges of $3.0 million and ASCEND charges of $2.1 million. Adjusted SG&A expense was $41.8 million, up slightly from $41.3 million in the year-ago period.

Fourth quarter fiscal 2025 net earnings and diluted EPS were $28.1 million and $0.52 respectively, compared to $23.4 million and $0.43, respectively, in the year-ago period.

Fourth quarter adjusted EBITDA was $44.5 million compared to $38.6 million in the year-ago period. Adjusted EBITDA margin improved 220 basis points year-over-year to 26.5%.

Balance Sheet and Leverage
(US$ in millions)	August 31, 2025	May 31, 2025	August 31, 2024
Cash Balance	$151.6	$140.5	$167.1
Debt Balance	$189.7	$190.9	$194.5
Net Debt to Adjusted EBITDA[2]	0.3x	0.4x	0.2x

Net debt on August 31, 2025, was $38.1 million, resulting in a net debt to adjusted EBITDA ratio of 0.3x. The company repurchased 1,039,150 shares of its common stock in the fourth quarter of fiscal 2025 at a cumulative purchase price of $40.1 million. This marks the largest return of capital to Enerpac shareholders in a single quarter since the initiation of the share repurchase program in March of 2022.

Board Authorizes a New $200 Million Share Repurchase Program

In March of 2022, the Enerpac Tool Group’s Board of Directors approved a 10 million share repurchase authorization. Since that authorization was put into effect, the Company has returned approximately $240 million to shareholders through the repurchase of approximately 9.0 million shares at an average cost of $26.71 per share.

On October 10, 2025, the Enerpac Board of Directors approved a new $200 million share repurchase program which will replace the existing authorization effective immediately. “We are pleased to announce this new $200 million share repurchase and continued commitment to returning capital to our shareholders,” said Darren Kozik, Executive Vice President and Chief Financial Officer.

Outlook

“We believe with our strong brand and operating model we can continue to outperform the market and drive profitable growth in 2026,” added Sternlieb.

The Company is introducing its fiscal 2026 guidance, including net sales of $635 million to $655 million, based on organic growth of 1% to 4%. The Company also forecasts adjusted EBITDA of $158 million to $168 million, adjusted EPS of $1.85 to $2.00, and free cash flow of $100 million to $110 million. This guidance is based on the Company’s key foreign exchange rate assumptions and assumes no substantial change to the current tariff or regulatory environment.

Conference Call Information

An investor conference call is scheduled for 7:30 am CT on October 16, 2025. Webcast information and conference call materials, including an earnings presentation, are available on the Enerpac Tool Group company website (www.enerpactoolgroup.com).

1Organic sales represent net sales excluding the impact of foreign exchange rates, acquisitions, and divestitures. A reconciliation of organic sales to comparable net sales is presented in the tables accompanying this release.

2Calculated in accordance with the terms of the Company’s September 2022 Senior Credit Facility.

Safe Harbor Statement

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. In addition to statements with respect to guidance, the terms “outlook,” “may,” “should,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “objective,” “plan,” “project” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to inherent risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such forward-looking statements. In addition to the assumptions and other factors referred to specifically in connection with such statements, risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such forward-looking statements include, without limitation, general economic uncertainty, the impact of geopolitical activity, including the armed conflicts in the Middle East, including the impact on shipping in the area and the invasion of Ukraine by Russia and international sanctions imposed in response thereto, market conditions in the industrial, oil & gas, energy, power generation, infrastructure, commercial construction, truck and automotive industries, supply chain risks, including disruptions in deliveries from suppliers due to political tensions and armed conflicts; impacts from the imposition, or threat of imposition, of tariffs and other trade restrictions, the ability of the Company to achieve its plans or objectives related to its growth strategy, market acceptance of existing and new products, market acceptance of price increases, successful integration of acquisitions, the impact of dispositions and restructurings, the ability of the Company to continue to achieve or maintain operational improvements related to the ASCEND program and other restructuring actions, operating margin risk due to competitive pricing and operating efficiencies, risks related to reliance on independent agents and distributors for the distribution and service of products, material, labor, or overhead cost increases, tax law changes, foreign currency risk, interest rate risk, commodity risk, tariffs, litigation matters, cybersecurity risk, impairment of goodwill or other intangible assets, the Company’s ability to access capital markets and other risks and uncertainties that may be referred to or noted in the Company’s reports filed with the Securities and Exchange Commission from time to time, including those described in the Company’s Form 10-K for the fiscal year ended August 31, 2024 and its Form 10-Q for the period ended May 31, 2025. Enerpac Tool Group disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason, except to the extent required by law.

Non-GAAP Financial Information

This press release contains financial measures that are not measures presented in conformity with GAAP. These non-GAAP measures include organic sales, EBITDA from continuing operations, adjusted EBITDA from continuing operations, adjusted earnings from continuing operations, adjusted diluted earnings per share from continuing operations, adjusted operating profit from continuing operations, segment adjusted operating profit and adjusted EBITDA, adjusted corporate expense, adjusted SG&A expense, free cash flow and net debt. This press release includes reconciliations of non-GAAP measures to the most comparable GAAP measure, included in the tables attached to this press release or in footnotes to the tables included in this press release. Management believes the non-GAAP measures presented in this press release are commonly used financial measures for investors to evaluate Enerpac Tool Group’s operating performance and financial position with respect to the periods presented and, when read in conjunction with the condensed consolidated financial statements, present a useful tool to evaluate ongoing operations and provide investors with metrics they can use to evaluate aspects of the Company’s performance from period to period. In addition, these are some of the financial metrics management uses in internal evaluations of the overall performance of the Company’s business. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. Adjusted diluted earnings per share anticipated for fiscal year 2026 is calculated in a manner consistent with the historical presentation of that measure in the accompanying tables. Because of the forward-looking nature of this estimate, it is impractical to present a quantitative reconciliation of this non-GAAP measure to the comparable GAAP measure, and accordingly no such GAAP measure for that period is being presented.

About Enerpac Tool Group

Enerpac Tool Group Corp. is a premier industrial tools, services, technology, and solutions provider serving a broad and diverse set of customers and end markets for mission-critical applications in more than 100 countries. The Company makes complex, often hazardous jobs possible safely and efficiently. Enerpac Tool Group’s businesses are global leaders in high pressure hydraulic tools, controlled force products, and solutions for precise positioning of heavy loads that help customers safely and reliably tackle some of the most challenging jobs around the world. The Company was founded in 1910 and is headquartered in Milwaukee, Wisconsin. Enerpac Tool Group common stock trades on the NYSE under the symbol EPAC. For further information on Enerpac Tool Group and its businesses, visit the Company's website at www.enerpactoolgroup.com.

Contact:
Travis Williams
Senior Director, Investor Relations
+1.262.293.1913

(tables follow)

Enerpac Tool Group Corp.
Condensed Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	August 31,	August 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$151,558	$167,094
Accounts receivable, net	106,085	104,335
Inventories, net	78,774	72,887
Other current assets	39,701	27,942
Total current assets	376,118	372,258

Property, plant and equipment, net	53,275	40,285
Goodwill	289,787	269,597
Other intangible assets, net	46,942	36,058
Other long-term assets	61,745	59,130

Total assets	$827,867	$777,328

Liabilities and Shareholders' Equity
Current liabilities
Current maturities of long-term debt	$7,500	$5,000
Trade accounts payable	42,944	43,368
Accrued compensation and benefits	28,108	25,856
Income taxes payable	5,425	5,321
Other current liabilities	53,125	49,848
Total current liabilities	137,102	129,393

Long-term debt, net	182,168	189,503
Deferred income taxes	6,192	3,696
Pension and postretirement benefit liabilities	7,147	10,073
Other long-term liabilities	61,564	52,684
Total liabilities	394,173	385,349

Shareholders' equity
Capital stock	10,589	10,847
Additional paid-in capital	243,137	235,660
Retained earnings	284,102	261,870
Accumulated other comprehensive loss	(104,134)	(116,398)
Stock held in trust	(3,542)	(3,777)
Deferred compensation liability	3,542	3,777
Total shareholders' equity	433,694	391,979

Total liabilities and shareholders' equity	$827,867	$777,328

Enerpac Tool Group Corp.
Condensed Consolidated Statements of Earnings
(In thousands)

	(Unaudited)	(Unaudited)	(Unaudited)
	Three Months Ended		Twelve Months Ended
	August 31,	August 31,	August 31,	August 31,
	2025	2024	2025	2024
Net sales	$167,515	$158,714	$616,899	$589,510
Cost of products sold	83,671	81,312	305,070	288,499
Gross profit	83,844	77,402	311,829	301,011

Selling, general and administrative expenses	42,055	43,524	166,920	168,565
Amortization of intangible assets	1,952	831	5,576	3,312
Restructuring charges	-	3,007	5,862	7,400
Impairment & divestiture charges	-	-	-	147
Operating profit	39,837	30,040	133,471	121,587

Financing costs, net	2,376	2,731	9,911	13,524
Other expense, net	647	465	2,831	2,544
Earnings before income tax expense	36,814	26,844	120,729	105,519

Income tax expense	8,734	3,435	27,980	23,312
Net earnings from continuing operations	28,080	23,409	92,749	82,207
Income from discontinued operations, net of income taxes	-	1,007	-	3,542
Net earnings	$28,080	$24,416	$92,749	$85,749

Earnings per share from continuing operations
Basic	$0.52	$0.43	$1.72	$1.51
Diluted	0.52	0.43	1.70	1.50

Loss per share from discontinued operations
Basic	$-	$0.02	$-	$0.07
Diluted	-	0.02	-	0.06

Earnings per share
Basic	$0.52	$0.45	$1.72	$1.58
Diluted	0.52	0.44	1.70	1.56

Weighted average common shares outstanding
Basic	53,508	54,313	54,049	54,336
Diluted	53,905	54,930	54,485	54,862

Enerpac Tool Group Corp.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended
	August 31,	August 31,
	2025	2024
Operating Activities
Cash provided by operating activities - continuing operations	111,284	84,016
Cash used in operating activities - discontinued operations	-	(2,697)
Cash provided by operating activities	$111,284	$81,319

Investing Activities
Capital expenditures	(19,340)	(11,411)
Cash paid for business acquisitions, net of cash acquired	-	-
Working capital adjustment from the sale of business assets	-	(1,133)
Purchase of business assets	(26,661)	(1,402)
Cash used in investing activities - continuing operations	$(46,001)	$(13,946)
Cash used in investing activities	$(46,001)	$(13,946)

Financing Activities
Borrowings on revolving credit facility	14,421	62,743
Principal repayments on revolving credit facility	(14,421)	(78,743)
Principal repayments on term loan	(5,000)	(3,750)
Purchase of treasury shares	(68,742)	(38,354)
Stock options, taxes paid related to the net share settlement of equity awards & other	(5,548)	4,016
Payment of cash dividend	(2,167)	(2,178)
Cash used in financing activities - continuing operations	$(81,457)	$(56,266)
Cash used in financing activities	$(81,457)	$(56,266)

Effect of exchange rate changes on cash	638	1,572

Net (decrease) increase from cash and cash equivalents	$(15,536)	$12,679
Cash and cash equivalents - beginning of period	167,094	154,415
Cash and cash equivalents - end of period	$151,558	$167,094

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures for Continuing Operations
(In thousands)
	Fiscal 2024					Fiscal 2025
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Net Sales
Industrial Tools & Services Segment	$137,035	$134,822	$145,936	$153,360	$571,153	$140,134	$140,716	$153,374	$161,602	$595,825
Other	4,935	3,615	4,453	5,354	18,357	5,062	4,812	5,287	5,913	21,074
Enerpac Tool Group	$141,970	$138,437	$150,389	$158,714	$589,510	$145,196	$145,528	$158,661	$167,515	$616,899

% Net Sales Growth (Decline) Year over Year
Industrial Tools & Services Segment	7.6%	3.0%	1.3%	0.3%	2.9%	2.3%	4.4%	5.1%	5.4%	4.3%
Other	-59.2%	-67.3%	-63.3%	-31.0%	-57.3%	2.6%	33.1%	18.7%	10.4%	14.8%
Enerpac Tool Group	1.9%	-2.5%	-3.8%	-1.2%	-1.5%	2.3%	5.1%	5.5%	5.5%	4.6%

Adjusted Selling, general and administrative expenses
Selling, general and administrative expenses	$42,216	$40,723	$42,101	$43,524	$168,565	$42,318	$41,423	$41,125	$42,055	$166,920
M&A charges	-	-	-	(121)	(121)	(152)	(258)	(714)	(292)	(1,415)
ASCEND transformation program charges	(1,093)	(1,370)	(1,457)	(2,109)	(6,029)	-	-	-	-	-
Adjusted Selling, general and administrative expenses	$41,123	$39,353	$40,644	$41,294	$162,415	$42,166	$41,165	$40,411	$41,763	$165,505

Adjusted Selling, general and administrative expenses %
Enerpac Tool Group	29.0%	28.4%	27.0%	26.0%	27.6%	29.0%	28.3%	25.5%	24.9%	26.8%

Adjusted Operating profit
Operating profit	$28,662	$29,521	$33,363	$30,040	$121,587	$31,132	$30,820	$31,681	$39,837	$133,471
Impairment & divestiture charges	147	-	-	-	147	-	-	-	-	-
Restructuring charges (1)	2,401	398	1,595	3,450	7,843	-	-	5,862	-	5,862
M&A charges	-	-	-	121	121	152	261	714	292	1,419
ASCEND transformation program charges	1,229	1,607	2,042	2,168	7,047	-	-	-	-	-
Adjusted Operating profit	$32,439	$31,526	$37,000	$35,779	$136,745	$31,284	$31,081	$38,257	$40,129	$140,752

Adjusted Operating profit by Segment
Industrial Tools & Services Segment	$38,470	$38,909	$43,648	$42,989	$164,016	$38,074	$38,748	$42,837	$47,092	$166,751
Other	2,118	(79)	1,284	1,120	4,443	1,319	1,301	2,083	1,360	6,063
Corporate / General	(8,149)	(7,304)	(7,932)	(8,330)	(31,714)	(8,109)	(8,968)	(6,663)	(8,323)	(32,062)
Adjusted operating profit	$32,439	$31,526	$37,000	$35,779	$136,745	$31,284	$31,081	$38,257	$40,129	$140,752

Adjusted Operating profit %
Industrial Tools & Services Segment	28.1%	28.9%	29.9%	28.0%	28.7%	27.2%	27.5%	27.9%	29.1%	28.0%
Other	42.9%	-2.2%	28.8%	20.9%	24.2%	26.1%	27.0%	39.4%	23.0%	28.8%
Adjusted Operating Profit %	22.8%	22.8%	24.6%	22.5%	23.2%	21.5%	21.4%	24.1%	24.0%	22.8%

EBITDA from Continuing Operations (2)
Net earnings from continuing operations	$18,305	$17,871	$22,621	$23,409	$82,207	$21,723	$20,901	$22,044	$28,080	$92,749
Financing costs, net	3,697	3,711	3,385	2,731	13,524	2,770	2,371	2,395	2,376	9,911
Income tax expense	5,669	7,396	6,813	3,435	23,312	6,152	6,798	6,295	8,734	27,980
Depreciation & amortization	3,426	3,328	3,216	3,304	13,275	3,514	3,471	3,721	4,968	15,674
EBITDA	$31,097	$32,306	$36,035	$32,879	$132,318	$34,159	$33,541	$34,455	$44,158	$146,314

Adjusted EBITDA
EBITDA	$31,097	$32,306	$36,035	$32,879	$132,318	$34,159	$33,541	$34,455	$44,158	$146,314
Impairment & divestiture charges	147	-	-	-	147	-	-	-	-	-
Restructuring charges (1)	2,401	398	1,595	3,450	7,843	-	-	5,862	-	5,862
M&A charges	-	-	-	121	121	152	261	714	292	1,419
ASCEND transformation program charges	1,229	1,607	2,042	2,168	7,047	-	-	-	-	-
Adjusted EBITDA	$34,874	$34,311	$39,672	$38,618	$147,476	$34,311	$33,802	$41,031	$44,450	$153,595

Adjusted EBITDA by Segment
Industrial Tools & Services Segment	$40,880	$41,443	$45,706	$45,629	$173,659	$40,807	$41,313	$45,317	$50,726	$178,163
Other	2,324	141	1,497	1,367	5,330	1,546	1,525	2,309	1,579	6,959
Corporate / General	(8,330)	(7,273)	(7,531)	(8,378)	(31,513)	(8,042)	(9,036)	(6,595)	(7,855)	(31,527)
Adjusted EBITDA	$34,874	$34,311	$39,672	$38,618	$147,476	$34,311	$33,802	$41,031	$44,450	$153,595

Adjusted EBITDA %
Industrial Tools & Services Segment	29.8%	30.7%	31.3%	29.8%	30.4%	29.1%	29.4%	29.5%	31.4%	29.9%
Other	47.1%	3.9%	33.6%	25.5%	29.0%	30.5%	31.7%	43.7%	26.7%	33.0%
Adjusted EBITDA %	24.6%	24.8%	26.4%	24.3%	25.0%	23.6%	23.2%	25.9%	26.5%	24.9%

Notes:
(1) Approximately $0.4 million of the Q4 fiscal 2024 restructuring charges were recorded in cost of products sold.
(2) EBITDA represents net earnings from continuing operations before financing costs, net, income tax expense, and depreciation & amortization. Neither EBITDA nor adjusted EBITDA are calculated based upon generally accepted accounting principles ("GAAP"). The amounts included in the EBITDA and adjusted EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Earnings. EBITDA and adjusted EBITDA should not be considered as alternatives to net earnings, operating profit or operating cash flows. The Company has presented EBITDA and adjusted EBITDA because it regularly reviews these performance measures. In addition, EBITDA and adjusted EBITDA are used by many of our investors and lenders, and are presented as a convenience to them. The EBITDA and adjusted EBITDA measures presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures (Continued)
(In thousands)
	Fiscal 2024					Fiscal 2025
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Net Sales
Industrial Tools & Services Segment	$137,035	$134,822	$145,936	$153,360	$571,153	$140,134	$140,716	$153,374	$161,602	$595,825
Other	4,935	3,615	4,453	5,354	18,357	5,062	4,812	5,287	5,913	21,074
Enerpac Tool Group	$141,970	$138,437	$150,389	$158,714	$589,510	$145,196	$145,528	$158,661	$167,515	$616,899

Adjustment: Fx Impact on Net Sales
Industrial Tools & Services Segment	$1,229	$(2,863)	$744	$2,977	$2,087	$-	$-	$-	$-	$-
Other	-	-	-	-	-	-	-	-	-	-
Enerpac Tool Group	$1,229	$(2,863)	$744	$2,977	$2,087	$-	$-	$-	$-	$-

Adjustment: Impact from Divestitures or Acquisitions on Net Sales
Industrial Tools & Services Segment	-	-	-	-	-	(3,184)	(3,185)	(4,504)	(8,697)	(19,571)
Other	-	-	-	-	-	-	-	-	-	-
Enerpac Tool Group	$-	$-	$-	$-	$-	$(3,184)	$(3,185)	$(4,504)	$(8,697)	$(19,571)

Organic Sales by Segment (3)
Industrial Tools & Services Segment	$138,264	$131,959	$146,680	$156,337	$573,240	$136,950	$137,531	$148,870	$152,905	$576,254
Other	4,935	3,615	4,453	5,354	18,357	5,062	4,812	5,287	5,913	21,074
Enerpac Tool Group	$143,199	$135,574	$151,133	$161,691	$591,597	$142,012	$142,343	$154,157	$158,818	$597,328

Organic Sales Growth (Decline) %
Industrial Tools & Services Segment						-1.0%	4.2%	1.5%	-2.2%	0.5%
Other						2.6%	33.1%	18.7%	10.4%	14.8%
Enerpac Tool Group						-0.8%	5.0%	2.0%	-1.8%	1.0%

Net Sales by Product Line
Product	$109,856	$111,557	$122,195	$130,395	$474,004	$111,149	$118,692	$129,595	$140,640	$500,075
Service	32,114	26,880	28,194	28,319	115,506	34,047	26,836	29,066	26,875	116,824
Enerpac Tool Group	$141,970	$138,437	$150,389	$158,714	$589,510	$145,196	$145,528	$158,661	$167,515	$616,899

Adjustment: Fx Impact on Net Sales
Product	$1,116	$(1,943)	$825	$2,268	$2,265	$-	$-	$-	$-	$-
Service	113	(920)	(81)	709	(178)	-	-	-	-	-
Enerpac Tool Group	$1,229	$(2,863)	$744	$2,977	$2,087	$-	$-	$-	$-	$-

Adjustment: Impact from Divestitures or Acquisitions on Net Sales
Product	-	-	-	-	-	(3,184)	(3,185)	(4,504)	(8,697)	(19,571)
Service	-	-	-	-	-	-	-	-	-	-
Enerpac Tool Group	$-	$-	$-	$-	$-	$(3,184)	$(3,185)	$(4,504)	$(8,697)	$(19,571)

Organic Sales by Product Line (3)
Product	$110,972	$109,614	$123,020	$132,663	$476,269	$107,965	$115,507	$125,091	$131,943	$480,504
Service	32,227	25,960	28,113	29,028	115,328	34,047	26,836	29,066	26,875	116,824
Enerpac Tool Group	$143,199	$135,574	$151,133	$161,691	$591,597	$142,012	$142,343	$154,157	$158,818	$597,328

Organic Sales Growth (Decline) %
Product						-2.7%	5.4%	1.7%	-0.5%	0.9%
Service						5.6%	3.4%	3.4%	-7.4%	1.3%
Enerpac Tool Group						-0.8%	5.0%	2.0%	-1.8%	1.0%

(3) Organic Sales is defined as sales excluding the impact to foreign currency changes and the impact from recent acquisitions and divestitures to net sales.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures (Continued)
(In thousands, except for per share amounts)
	Fiscal 2024					Fiscal 2025
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Adjusted Earnings (4)
Net Earnings	$17,738	$17,817	$25,778	$24,416	$85,749	$21,723	$20,901	$22,044	$28,080	$92,749
(Loss) earnings from Discontinued Operations, net of income tax	(567)	(54)	3,157	1,007	3,542	-	-	-	-	-
Net Earnings from Continuing Operations	$18,305	$17,871	$22,621	$23,409	$82,207	$21,723	$20,901	$22,044	$28,080	$92,749
Impairment & divestiture charges	147	-	-	-	147	-	-	-	-	-
Restructuring charges (1)	2,401	398	1,595	3,450	7,843	-	-	5,862	-	5,862
M&A charges	-	-	-	121	121	152	261	714	292	1,419
ASCEND transformation program charges	1,229	1,607	2,042	2,168	7,047	-	-	-	-	-
Net tax effect of reconciling items above	(411)	(185)	(666)	(1,683)	(2,945)	(4)	1	(910)	(492)	(1,406)
Other income tax expense	-	137	-	-	137	-	-	-	-	-
Adjusted Net Earnings from Continuing Operations	$21,671	$19,828	$25,592	$27,465	$94,557	$21,871	$21,163	$27,710	$27,880	$98,624

Adjusted Diluted Earnings per share (4)
Net Earnings	$0.32	$0.33	$0.47	$0.44	$1.56	$0.40	$0.38	$0.41	$0.52	$1.70
(Loss) earnings from Discontinued Operations, net of income tax	(0.01)	(0.00)	0.06	0.02	0.06	-	-	-	-	-
Net Earnings from Continuing Operations	$0.33	$0.33	$0.41	$0.43	$1.50	$0.40	$0.38	$0.41	$0.52	$1.70
Impairment & divestiture charges, net of tax effect	0.00	-	-	-	0.00	-	-	-	-	-
Restructuring charges (1), net of tax effect	0.04	0.00	0.02	0.04	0.11	-	-	0.09	(0.01)	0.09
M&A charges, net of tax effect	-	-	-	0.00	0.00	0.00	0.00	0.01	0.00	0.02
ASCEND transformation program charges, net of tax effect	0.02	0.03	0.03	0.03	0.11	-	-	-	-	-
Other income tax expense	-	0.00	-	-	0.00	-	-	-	-	-
Adjusted Diluted Earnings per share from Continuing Operations	$0.39	$0.36	$0.47	$0.50	$1.72	$0.40	$0.39	$0.51	$0.52	$1.81

Notes continued:
(4) Adjusted earnings from continuing operations and adjusted diluted earnings per share represent net earnings and diluted earnings per share per the Condensed Consolidated Statements of Earnings net of charges or credits for items to be highlighted for comparability purposes. These measures are not calculated based upon GAAP and should not be considered as an alternative to net earnings or diluted earnings per share or as an indicator of the Company's operating performance. However, this presentation is important to investors for understanding the operating results of the current portfolio of Enerpac Tool Group companies.

For all reconciliations of GAAP measures to Non-GAAP measures, the summation of the individual components may not equal the total due to rounding. With respect to the earnings per share reconciliations the impact of share dilution on the calculation of the net earnings or loss per share and discontinued operations per share may result in the summation of these components not equaling the total earnings per share from continuing operations.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP To Non-GAAP Guidance
(In millions)
	Fiscal 2026
	Low	High
Reconciliation of Continuing Operations GAAP Operating Profit
To Adjusted EBITDA (5)
GAAP Operating profit	$141	$153
Other expense, net	(1)	(1)
Depreciation & amortization	18	16
Adjusted EBITDA	$158	$168

Reconciliation of GAAP Cash Flow From Operations to Free Cash Flow
Cash provided by operating activities	$115	$120
Capital expenditures	(15)	(10)
Free Cash Flow	$100	$110

Notes continued:
(5) Management does not provide guidance on certain GAAP financial measures as we are unable to predict and estimate with certainty items such as potential impairments, refinancing costs, business divestiture gains/losses, discrete tax adjustments, or other items impacting GAAP financial metrics. As a result, we have included only those items about which we are aware and are reasonably likely to occur during the guidance period covered.